UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2016

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 27, 2016, BIND Therapeutics, Inc. (“the Company”) announced that the iNSITE 1 trial in non-small cell lung cancer (NSCLC) with squamous histology is fully enrolled, and data is expected to be available by the end of the first quarter of 2016.

In addition, the Company announced that the iNSITE 2 trial in patients with advanced cervical cancer and head and neck cancer has completed enrollment of at least 20 patients in each cohort in the first stage of the trial. A decision is expected on whether to advance to the second stage of the study for head and neck cancer by the end of the first quarter of 2016 and early in the second quarter of 2016 for the cervical cancer cohort.

Lastly, the Company announced that enrollment is being discontinued in the cholangiocarcinoma and bladder cancer cohorts in the iNSITE 2 trial due to slower than anticipated enrollment.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the expected timing of the Company’s announcement of data from the iNSITE 1 trial in squamous histology NSCLC; the expected timing of decisions on whether to advance to the second stage of the studies on head and neck cancer and cervical cancer; and the Company’s plan to discontinue the cholangiocarcinoma and bladder cancer cohorts in the iNSITE 2 trial.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the fact that the Company has incurred significant losses since its inception and expects to incur losses for the foreseeable future; the Company’s need for additional funding, which may not be available; raising additional capital may cause dilution to its stockholders, restrict its operations or require it to relinquish rights to its technologies or drug candidates; the Company’s limited operating history; the terms of the Company’s credit facility place restrictions on its operating and financial flexibility; the Company’s inability to utilize its net operating loss carryforwards and certain other tax attributes; failure to use and expand its medicinal nanoengineering platform to build a pipeline of drug candidates and develop marketable drugs; the early stage of the Company’s development efforts with only BIND-014 and ACCURIN AZD-2811 in clinical development; failure of the Company or its collaborators to successfully develop and commercialize drug candidates; clinical drug development involves a lengthy and expensive process, with an uncertain outcome; delays or difficulties in the enrollment of patients in clinical trials; serious adverse or unacceptable side effects or limited efficacy observed during the development of the Company’s drug candidates; inability to maintain any of the Company’s collaborations, or the failure of these collaborations; the Company’s reliance on third parties to conduct its clinical trials and manufacture its drug candidates; the Company’s inability to obtain required regulatory approvals; any conclusion by the FDA that BIND-014 does not satisfy the requirements for approval under the Section 505(b)(2) regulatory approval pathway; the fact that a fast track or breakthrough therapy designation by the FDA for the Company’s drug candidates may not actually lead to a faster development or regulatory review or approval process; the inability to obtain orphan drug exclusivity for drug candidates; failure to obtain marketing approval in international jurisdictions; any post-marketing restrictions or withdrawals from the market; failure to comply with anti-kickback, fraud and abuse and other healthcare laws and regulations; effects of recently enacted and future legislation; effects of strict price controls imposed by governments outside the United States; failure to comply with environmental, health and safety laws and regulations; failure to achieve market acceptance by physicians, patients, or third-party payors; failure to establish effective sales, marketing and distribution capabilities or enter into agreements with third parties with such capabilities; effects of substantial competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to retain key executives and attract, retain and motivate qualified personnel; difficulties in managing the Company’s growth; risks associated with operating internationally, including the possibility of sanctions with respect to our operations in Russia; the possibility of system failures or security breaches; failure to obtain and maintain patent protection for or otherwise protect our technology and products; effects of patent or other intellectual property lawsuits; the volatility of the price of the Company’s common stock, which could result in substantial losses for its stockholders; significant costs and required management time as a result of operating as a public company; and any securities class action litigation. These and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 2, 2015, and the Company’s other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: January 27, 2016	By:	/s/ Andrew Hirsch
Andrew Hirsch
President and Chief Executive Officer